                                                                      Exhibit 17
                                                                      ----------
   ACHIEVEMENT FUNDS
   ONE FREEDOM VALLEY DRIVE
   OAKS, PENNSYLVANIA 19456

   BY MY SIGNATURE BELOW, I APPOINT  [                                  ]
(OFFICERS OF THE ACHIEVEMENT FUNDS), AS MY PROXIES AND ATTORNEYS TO VOTE ALL FUND SHARES OF THE PORTFOLIO(S) IDENTIFIED BELOW THAT I AM ENTITLED TO VOTE AT THE SPECIAL MEETING(S) OF SHAREHOLDERS OF THE ACHIEVEMENT FUNDS TRUST (THE
"ACHIEVEMENT FUNDS") TO BE HELD AT THE OFFICES OF [                      ], ON
THURSDAY, FEBRUARY 8, 2001 AT 11:00 A.M. (CENTRAL TIME), AND AT ANY ADJOURNMENTS OF THE MEETING. THE PROXIES SHALL HAVE ALL THE POWERS THAT I WOULD POSSESS IF PRESENT. I HEREBY REVOKE ANY PRIOR PROXY, AND RATIFY AND CONFIRM ALL THAT THE PROXIES, OR ANY OF THEM, MAY LAWFULLY DO. I ACKNOWLEDGE RECEIPT OF THE NOTICE OF SPECIAL SHAREHOLDERS MEETING AND THE COMBINED PROXY STATEMENT/PROSPECTUS, DATED DECEMBER [___], 2000.

   THESE PROXIES SHALL VOTE MY SHARES ACCORDING TO MY INSTRUCTIONS GIVEN BELOW WITH RESPECT TO THE PROPOSALS. IF I DO NOT PROVIDE AN INSTRUCTION BELOW, I UNDERSTAND THAT THE PROXIES WILL VOTE MY SHARES IN FAVOR OF THE PROPOSAL. THE PROXIES WILL VOTE ON ANY OTHER MATTER THAT MAY ARISE IN THE MEETING ACCORDING TO THEIR BEST JUDGMENT.

   THIS PROXY IS SOLICITED BY THE BOARDS OF TRUSTEES OF THE ACHIEVEMENT FUNDS, WHICH UNANIMOUSLY RECOMMEND THAT YOU VOTE IN FAVOR OF THE PROPOSAL.

PLEASE VOTE BY CHECKING THE APPROPRIATE BOX:

    1. To approve an Agreement and Plan of Reorganization for the Achievement Funds, whereby each Achievement Fund will transfer all of its assets and liabilities to a corresponding Fund of Wells Fargo Funds Trust.

          [   ]  FOR     [   ]  AGAINST    [  ]  ABSTAIN

                                     E-42
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Name of Fund_______________        ______________________________
                                   Signature of Shareholder
No. of Shares _______________
                                   ______________________________
                                   Signature of Shareholder

Control No.  ________________


NOTE:    PLEASE MAKE SURE THAT YOU COMPLETE, SIGN AND DATE YOUR PROXY CARD.
PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON YOUR ACCOUNT. WHEN SIGNING AS A FIDUCIARY, PLEASE GIVE YOUR FULL TITLE AS SUCH. EACH JOINT OWNER SHOULD SIGN PERSONALLY. CORPORATE PROXIES SHOULD BE SIGNED IN FULL CORPORATE NAME BY AN AUTHORIZED OFFICER.

FOR YOUR CONVENIENCE, YOU MAY VOTE BY RETURNING THE PROXY BALLOT IN THE ENCLOSED POSTAGE PAID ENVELOPE.

YOU ALSO MAY VOTE BY INTERNET BY GOING TO WWW.PROXYVOTING.COM AND FOLLOWING THE INSTRUCTIONS. LAST, YOU MAY VOTE BY CALLING TOLL-FREE 1-(800)-[___-____]. TO VOTE BY INTERNET OR TELEPHONE, YOU WILL NEED THE CONTROL NUMBER PRINTED ABOVE ON THIS BALLOT CARD.

                                     E-43